UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 1, 2024

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 North M-63, Benton Harbor, Michigan	49022-2692
(Address of principal executive offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $1.00 per share	WHR	Chicago Stock Exchange and New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 8.01 is incorporated by reference herein.

Item 8.01. Other Events.

As previously disclosed, on January 16, 2023, Whirlpool Corporation (the “Company”) entered into a contribution agreement with Arçelik A.Ş. (“Arcelik”), in which the Company and Arcelik will each contribute their respective European major domestic appliance business operations into a newly formed European appliance company (the “Contribution Transaction”), of which the Company will own approximately 25% and Arcelik will own approximately 75%, subject to an adjustment mechanism based on certain financial matters. The parties separately reached agreement for the sale of the Company’s Middle East and North Africa major domestic appliance business to Arcelik (the “MENA Sale”).

On March 7, 2024, the parties received final regulatory approval from the U.K. Competition and Markets Authority, the final regulatory approval required for closing. On April 1, 2024, the parties closed the Contribution Transaction and MENA Sale.

As a result of the closing of the Contribution Transaction and MENA Sale, the President, Europe, Middle East and Africa executive officer position held by Gilles Morel was eliminated. Mr. Morel will continue to be employed as an executive vice president supporting the business transition, leading the Company’s brand leadership strategic imperative, and serving as a director of Beko Europe B.V.

Website Disclosure

We routinely post important information for investors on our website, whirlpoolcorp.com, in the “Investors” section. We also intend to update the Hot Topics Q&A portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

WHIRLPOOL CORPORATION

By:	/s/ Bridget K. Quinn
Name:	Bridget K. Quinn
Title:	Deputy General Counsel and Corporate Secretary
Date:	April 1, 2024